EXHIBIT 10.2

PERFORMANCE SHARE AGREEMENT

RenaissanceRe Holdings Ltd. (the “Company”), pursuant to its 2016 Long-Term Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the Participant the number of Performance Shares set forth below. The Performance Shares are subject to all of the terms and conditions as set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Share Agreement (this “Agreement”), the Plan shall govern and control.

Participant:

Date of Grant:

Number of Performance Shares:

Definitions:

For purposes of this Agreement, the following definitions shall apply:

“Employment Agreement” means the Participant’s employment agreement with the Company, as amended, amended and restated, or modified from time to time.

“Measurement Price” means, with respect to any Change in Control, the average of the closing prices of the Stock for each of the twenty (20) trading days ending on (and including) the date of the consummation of such Change in Control.

“Measurement TBVPS Plus AD Amount” means, with respect to any Performance Period, the sum of (i) the Tangible Book Value Per Share as of the last day of such Performance Period, and (ii) the aggregate of all dividends paid with respect to the Stock during such Performance Period.

“Performance Period” means (i) with respect to Tranche 1, calendar year [      ], (ii) with respect to Tranche 2, calendar year [      ], and (iii) with respect to Tranche 3, calendar year [      ].

“Reference Price” means, with respect to any Change in Control, the average of the closing prices of the Stock for each of the twenty (20) trading days ending on (and including) the date immediately prior to the date on which such Change in Control is publicly announced, as determined by the Committee.

“Reference TBVPS Amount” means, with respect to any Performance Period, the Tangible Book Value Per Share as of the date immediately prior to the first day of such Performance Period.

“Service Period” means the period commencing on the Date of Grant and ending on December 31, [      ], with respect to each Vesting Tranche.

“TBVPS Plus AD Growth,” the Performance Objective, means, with respect to any Performance Period, the percentage change in the Tangible Book Value per Share plus accumulated dividends from the Reference TBVPS Amount to the Measurement TBVPS Plus AD Amount, in each case, with respect to such Performance Period.

“Tangible Book Value Per Share” means, as of any date, the book value per share of Stock, as of such date, determined in accordance with GAAP, with adjustments made, in the sole discretion of the Committee, to exclude goodwill and intangible assets per share of Stock.

“Total Shareholder Return” means, as of the date of the consummation of any Change in Control, the percentage change in the value of the Stock from the Reference Price to the Measurement Price as of such date (plus the dividends paid with respect to the Stock during the period commencing on the date immediately prior to the date on which the Company publicly announces such Change in Control and ending on the date of the consummation of such Change in Control), as determined by the Committee in its sole discretion.

“Vesting Tranche” means a vesting tranche of Performance Shares as set forth herein.

Vesting Percentage:

“Vesting Percentage” shall, with respect to a given Vesting Tranche, be a function of the TBVPS Plus AD Growth achieved during the applicable Performance Period, to be determined as follows:

Achievement Level	TBVPS Plus AD Growth	Vesting Percentage
Maximum	[ ]%	[ ]%

Target	[ ]%	[ ]%

Threshold	[ ]%	[ ]%

Below Threshold	< [ ]%	[ ]%

In the event that the TBVPS Plus AD Growth during a given Performance Period falls between any of the stated TBVPS Plus AD Growth percentages in the table above, the Vesting Percentage for the applicable Vesting Tranche shall be determined using a linear interpolation from the next lowest stated percentage. For all purposes of this Agreement, the Plan, the Employment Agreement, and any other agreement between the Participant and the Company, the TBVPS Plus AD Growth associated with the “target” achievement level shall be deemed to be “target” performance. Notwithstanding anything herein to the contrary, the Committee may decrease the Vesting Percentage with respect to any given Performance Period(s), in its sole discretion.

Industry Loss Adjustment:

Notwithstanding anything herein to the contrary, in the event that (i) there are global catastrophic industry loss event(s) during a Performance Period totaling $[  billion] or greater in the aggregate (as determined by the Committee in its sole discretion) and (ii) the TBVPS Plus AD Growth for such Performance is below the “Threshold” achievement level, if the Committee determines in its sole discretion that the Company’s performance against its modelled outcomes for such event(s) are within the acceptable modelled range, notwithstanding the TBVPS Plus AD Growth and corresponding Vesting Percentage for the applicable Vesting Tranche determined in accordance with the table above, the Committee shall have the discretion to award Performance Shares in an amount equal to up to [  ]% of the “target” payout for the Vesting Tranche for such Performance Period.

Change in Control:

Notwithstanding anything herein to the contrary, in the event of a Change in Control during the Service Period in connection with which the Performance Shares are not assumed or substituted, the Vesting Percentage with respect to any Vesting Tranche for which the Performance Period has not yet completed prior to the date of the consummation of such Change in Control shall be determined as follows: (i) with respect to any Vesting Tranche for which the Performance Period has not yet commenced as of the date of the consummation of such Change in Control, the TBVPS Plus AD Growth associated with the “target” achievement level shall be deemed to be achieved during such Performance Period, and (ii) with respect to the Vesting Tranche for the Performance Period during which the Change in Control is consummated, the Vesting Percentage will be a function of the Total Shareholder Return achieved as of the date of the consummation of such Change in Control, to be determined as follows:

Achievement Level	Total Shareholder Return	Vesting Percentage
Maximum	[ ]%	[ ]%

Target	[ ]%	[ ]%

Threshold	[ ]%	[ ]%

Below Threshold	< [ ]%	[ ]%

In the event that, with respect to the Vesting Tranche for the Performance Period during which the Change in Control is consummated, the Total Shareholder Return achieved as of the date of the consummation of such Change in Control falls between any of the stated Total Shareholder Return percentages in the table above, the Vesting Percentage for the applicable Vesting Tranche shall be determined using a linear interpolation from the next lowest stated percentage.

Performance Objective Adjustment:

The Committee may adjust the Performance Objectives set forth herein to exclude the impact of any acquisitions or dispositions of businesses or business segments by the Company, one-time non-operating charges, unusual or nonrecurring items, accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority), changes in tax laws, impact of discontinued operations, restatements of prior period financial results, and any other events or transactions that may result in distortion of such Performance Objectives. In addition, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives set forth herein unsuitable, the Committee may modify such Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable.

Vesting Tranches:

“Tranche 1” shall consist of [      ] Performance Shares.

“Tranche 2” shall consist of [      ] Performance Shares.

“Tranche 3” shall consist of [      ] Performance Shares.

Vesting Schedule:

Subject to the Participant’s continued employment with the Company or any of its Affiliates through the Service Period (except as otherwise provided in any other agreement between the Participant and the Company pertaining to the Performance Shares, including the Employment Agreement, in which case the terms of such other agreement shall apply to the Performance Shares), a number of Performance Shares in each Vesting Tranche shall vest upon the expiration of the Service Period equal to the product of (x) the total number of Performance Shares in such Vesting Tranche multiplied by (y) the Vesting Percentage. The total number of vested Performance Shares in each Vesting Tranche shall be delivered following the later of (i) expiration of the Service Period and (ii) the Committee’s determination of TBVPS Plus AD Growth or Total Shareholder Return, as applicable, with respect to the Performance Period for such Vesting Tranche. Performance Shares in a given Vesting Tranche that are no longer eligible to vest following the Committee’s determination of TBVPS Plus AD Growth or Total Shareholder Return, as applicable, with respect to a given Performance Period shall immediately be forfeited to the Company by the Participant for no consideration as of the date of such determination.

Termination of Employment:

In the event of the Participant’s Termination for any reason (except as otherwise provided in any other agreement between the Participant and the Company pertaining to the Performance Shares, including the Employment Agreement or any other Participant Agreement, in which case the terms of such other agreement shall apply to the Performance Shares), all Performance Shares that have not vested as of the date of such Termination shall be immediately forfeited to the Company by the Participant for no consideration as of such date.

Dividends:

As contemplated by Section 9(a) of the Plan, cash dividends and stock dividends, if any, with respect to the Performance Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the Performance Shares to which such dividends relate. No interest will accrue or be paid on the amount of any cash dividends withheld. Accrued dividends that remain unpaid following the Participant’s Termination for any reason shall be immediately forfeited for no consideration as of the date of such Termination. No dividends will accrue or be withheld by the Company on the Participant’s behalf pursuant to this Agreement or the Plan with respect to any Performance Shares on or following the date on which they vest in full.

Additional Terms:

The Performance Shares granted hereunder shall be registered in the Participant’s name on the books of the Company, but the certificates evidencing such Performance Shares shall be retained by the Company while the Performance Shares remain unvested, and for such additional time as the Committee determines appropriate.

The Company shall have the right to deduct from any payment to the Participant pursuant to this Agreement any federal, state or local income or other taxes required to be withheld in respect thereof in accordance with Section 17 of the Plan.

This Agreement does not confer upon the Participant any right to continue as an employee.

This Agreement shall be construed and interpreted in accordance with the laws of Bermuda, without regard to the principles of conflicts of law thereof.

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[Signatures to appear on the following page(s).]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS AGREEMENT AND THE PLAN, AND AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE SHARES HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS AGREEMENT AND THE PLAN.

RENAISSANCERE HOLDINGS LTD. By: Signature	PARTICIPANT Signature Date:
Name:

Title:
Date: